UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K regarding the Separation, Resignation and Executive Transition Agreement, dated as of July 31, 2026 (the “Separation Agreement”), between Vivos Therapeutics, Inc. (the “Company”) and Bradford Amman, and the Master Services Agreement, dated as of July 31, 2026 (the “MSA”), between the Company and The CFO Portal, LLC (“CFO Portal”), is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On July 31, 2026, Bradford Amman resigned as Chief Financial Officer and Secretary of the Company, and from all other officer and committee positions held by reason of his employment, effective as of that date. Mr. Amman’s resignation was voluntary and mutually agreed with the Company, and did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including any matters concerning the Company’s accounting, financial reporting, internal controls or disclosure.

To support an orderly transition, Mr. Amman will remain with the Company as a non-executive transition employee for a period of ninety (90) days following July 31, 2026 (the “Transition Period”), during which he will serve as the Company’s principal accounting officer, and will thereafter serve as an advisor to the Company as an independent contractor for an additional one hundred eighty (180) days (the “Advisory Period”).

In connection with his resignation, the Company and Mr. Amman entered into the Separation Agreement, pursuant to which, among other things: (i) during the Transition Period, Mr. Amman will continue to receive his current base salary and remain eligible for the Company’s employee benefit programs, and previously deferred compensation will be paid to him; (ii) during the Advisory Period, Mr. Amman will receive a monthly advisory fee of $13,333; (iii) the Company will pay Mr. Amman’s COBRA premiums for up to six months, subject to eligibility; (iv) subject to approval by the Company’s Board of Directors (the “Board”) and the effectiveness of the release described below, the Company will grant Mr. Amman a fully vested award of 250,000 shares of the Company’s common stock and a stock option to purchase 150,000 shares of common stock, with a per-share exercise price of not less than the closing price of the common stock on the date of grant, vesting monthly during the Advisory Period, in each case under the Company’s stockholder-approved equity incentive plan; (v) any outstanding amounts payable under the Separation Agreement will become due, and the option will vest in full, upon the Company’s completion of an equity financing of $5 million or more; and (vi) the parties exchanged mutual general releases of claims and covenants not to sue, and Mr. Amman reaffirmed his existing restrictive covenant obligations. The payments and benefits under the Separation Agreement are provided in lieu of any severance or other termination-related payments or benefits under Mr. Amman’s employment agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Financial Officer

Effective July 31, 2026, the Board appointed Roman Franklin, age 42, as the Company’s Chief Financial Officer, and designated Mr. Franklin as the Company’s principal financial officer for purposes of the Securities Exchange Act of 1934, as amended. Mr. Amman will continue to serve as the Company’s principal accounting officer during the Transition Period. Upon the conclusion of the Transition Period, the Board expects to designate a successor principal accounting officer.

Pursuant to the MSA, Mr. Franklin serves as the Company’s Chief Financial Officer and engagement lead, and CFO Portal provides managed chief financial officer and finance-and-accounting leadership services to the Company. Mr. Franklin has more than 20 years of experience in finance and operations leadership at public and private companies. Since September 2025, Mr. Franklin has served as Chief Executive Officer of The CFO Portal, LLC, where he leads engagements covering SEC reporting, material weakness remediation, SEC comment letter response, audit management and capital markets readiness. From May 2026 to June 2026, through an engagement with CFO Portal, Mr. Franklin served as Chief Financial Officer of Laser Photonics, Inc. (Nasdaq: LASE). Since January 2024, Mr. Franklin has also served as Chief Financial Officer of the Diocese of Central Florida, a religious non-profit corporation, where he oversees accounting, financial reporting and employee benefits administration and is responsible for the management of more than $100 million in trust, endowment and real estate assets. From September 2017 to November 2023, Mr. Franklin served as President, Chief Financial Officer and a member of the board of directors of Simplicity Esports and Gaming Company (OTCIQ: WINR), an experiential entertainment company, where he supported the company’s acquisition program, capital markets activities and franchise growth. From January 2004 to September 2017, Mr. Franklin served as President, Chief Financial Officer and Chief Compliance Officer of Franklin Financial Planning, a fee-only registered investment advisory firm that he founded. Mr. Franklin holds a Master of Business Administration in Finance and Management from Stetson University and a Bachelor of Science in Professional Studies, with concentrations in Management and Finance, from Barry University. Other than his service as a director of Simplicity Esports and Gaming Company, which concluded in 2023, Mr. Franklin has not served on the board of directors of any other public company during the past five years.

There are no family relationships between Mr. Franklin and any director or executive officer of the Company.

Related Party Transaction. In connection with his appointment, the Company has agreed to provide compensatory arrangements to CFO Portal as described below under “Compensatory Arrangements.” Because Mr. Franklin is the CFO of the Company and the principal of CFO Portal, his employment and the related compensation constitute a related party transaction for purposes of Item 404(a) of Regulation S-K. CFO Portal’s annual compensation arrangement consists of an annual retainer of $324,000 and an annual equity award having an approximate grant-date value of $237,360 (based on an estimated grant date of July 31, 2026). The terms of Mr. Franklin’s appointment and CFO Portal’s compensation were reviewed and approved by the Company’s Audit Committee of the Board of Directors in accordance with the Company’s related-party transaction policies and Nasdaq Listing Rule 5630. Neither Mr. Franklin nor CFO Portal was engaged pursuant to any arrangement or understanding other than the MSA described herein.

Compensatory Arrangements. Pursuant to the MSA: (i) the Company will pay CFO Portal a fixed monthly retainer of $27,000 for the services of Mr. Franklin as the Company’s Chief Financial Officer and principal financial officer, together with event-based fees for certain extraordinary, non-recurring work and reimbursement of pre-approved expenses; (ii) the MSA has an initial term of twelve months and renews automatically for successive twelve-month terms unless either party provides sixty days’ notice of non-renewal, and may be terminated only for cause and certain other specified events, and not for convenience; (iii) if the Company terminates Mr. Franklin’s engagement without cause, removes him as an officer or materially reduces his authority, or if Mr. Franklin resigns for good reason (each as defined in the MSA), the Company will pay an early termination payment consisting of the remaining retainer installments through the end of the then-current term (not to exceed $108,000), accrued and unpaid fees and expenses, and acceleration of the option described below; (iv) subject to approval by the Board or its Compensation Committee, Mr. Franklin, individually, will be granted a non-qualified stock option to purchase 552,000 shares of the Company’s common stock under the Company’s stockholder-approved equity incentive plan, with a per-share exercise price equal to the Nasdaq closing price of the common stock on the date of grant, vesting in twelve equal monthly installments, immediately exercisable in full(with unvested shares subject to a repurchase right in favor of the Company), and subject to acceleration in full upon a termination without cause, a resignation for good reason or a change in control of the Company; and (v) the Company will enter into its standard form of indemnification agreement with Mr. Franklin and will maintain directors’ and officers’ liability insurance covering Mr. Franklin.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation, Resignation and Executive Transition Agreement, dated as of July 31, 2026, by and between Vivos Therapeutics, Inc. and Bradford Amman.
10.2	Master Services Agreement, dated as of July 31, 2026, by and between Vivos Therapeutics, Inc. and The CFO Portal, LLC (including the exhibits thereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: August 3, 2026	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chief Executive Officer